AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit	Rose Tucker
Chief Financial Officer/COO	General Inquiries	Analysts/Investors
(563) 589-1994	(312) 640-6757	(310) 407-6522
jschmidt@dubuquebank.com	jwilhoit@financialrelationsboard.com	rtucker@financialrelationsboard.com

FOR IMMEDIATE RELEASE
WEDNESDAY, JUNE 2, 2004

HEARTLAND FINANCIAL USA, INC. COMPLETES THE ACQUISITION OF ROCKY MOUNTAIN
BANCORPORATION, INC.

Dubuque, Iowa, June 2, 2004—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today announced the completion of its acquisition of Rocky Mountain Bancorporation (“Rocky Mountain”), the holding company for Rocky Mountain Bank, a financial institution providing retail and commercial banking services from eight locations throughout Montana. The total purchase price of $34.5 million consists of approximately 62 percent Heartland common stock and 38 percent cash. Heartland’s total assets will surpass $2.4 billion with the addition of Rocky Mountain’s approximately $360 million in assets.

“In addition to our stated goal of doubling earnings every five to seven years, we are also targeting an asset ranking among the top 100 financial institutions in the country,” said Lynn B. Fuller, Heartland chairman, president and chief executive officer. “With Rocky Mountain in the fold, we not only move closer to that goal, but we also gain a platform for growth in the Western US built on solid customer relationships and a strong community focus—both hallmarks of the Heartland organization. Achieving greater scale while maintaining our community bank orientation is a central tenet of our growth strategy.”

Don Fraley, chairman and chief executive officer of Rocky Mountain Bancorporation added, “In addition to the personal service they have come to expect, Rocky Mountain Bank customers will benefit from enhanced product and service offerings that will allow for a more comprehensive financial solution tailored to individual customer needs.”

Rocky Mountain Bank will retain its name and charter. Don Fraley will continue to serve as its chairman, and Danny T. Skarda, who is presently president and chief operating officer, will serve as president and chief executive officer. In the latest three month period ended March 31, 2004, Rocky Mountain had revenues of approximately $664 thousand. The transaction is expected to be accretive to Heartland’s 2004 earnings.

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About Heartland Financial USA:

Heartland is a $2.4 billion financial services company with eight banks in Iowa, Illinois, Wisconsin, New Mexico, Arizona and Montana:

Dubuque Bank and Trust Company, with eight offices in Dubuque, Epworth, Farley and Holy Cross, Iowa
Galena State Bank and Trust Company, with three offices in Galena and Stockton, Illinois
First Community Bank, with three offices in Keokuk, Iowa and Carthage, Illinois
Riverside Community Bank, with three offices in Rockford, Illinois
Wisconsin Community Bank, with seven offices in Cottage Grove, Fitchburg, Green Bay, Middleton, Monroe Sheboygan, Wisconsin and    Minneapolis, Minnesota
New Mexico Bank & Trust, with twelve offices in Albuquerque, Clovis, Santa Fe, Melrose, and Portales, New Mexico
Arizona Bank & Trust, with two offices in Mesa and Chandler, Arizona
Rocky Mountain Bank, with eight offices in Bigfork, Billings, Bozeman, Broadus, Plains, Plentywood, Stevensville and Whitehall,    Montana

Other subsidiaries include:

ULTEA, Inc., a fleet management company with offices in Madison and Milwaukee, Wisconsin and Chicago, Illinois
Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford,    Illinois
HTLF Capital Corp., an investment banking firm with offices in Denver, Colorado and Blue Springs, Missouri

Heartland’s shares are traded on The Nasdaq Stock Market under the symbol HTLF. Additional information about Heartland is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of Heartland and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in

Heartland Financial USA, Inc.
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accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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